Exhibit 10.2

Amendment to Terminaling Services Agreement dated as of November 1, 2014 by and between Center Point Terminal Company, LLC and Enjet, LLC.

AMENDMENT TO TERMINALING SERVICES AGREEMENT

(November 1, 2014)

This Amendment is made effective the 1st day of November between Center Point Terminal Company, LLC, a Delaware limited liability company (“Terminal”), and Enjet, LLC, a Texas limited liability company (“Customer”).

RECITALS

A.            Terminal and Customer are party to that certain Terminaling Services Agreement dated August 14, 2013, as amended by that certain Amendment to Terminaling Services Agreement dated March 1, 2014, which Agreement provides for the storage and handling of residual petroleum products as specified therein at the Terminal Facilities.

B.            Terminal and Customer desire to amend the Agreement pursuant to the terms and conditions contained herein.

AGREEMENT

In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

1.            Definitions. All capitalized terms not otherwise expressly defined herein shall have the respective meanings given thereto in the Agreement.

2.            Amendments.

                2.1.          Reduction to Storage at the Baton Rouge, Louisiana Terminal Facility. Customer agrees to relinquish its right to dedicated storage of Tank 2005 located at the Baton Rouge Terminal Facility, said tank having a gross shell capacity of 201,144 barrels.

                2.2.          Stipulated Volumes. Customer’s Stipulated Volumes shall be decreased by the gross shell capacity of Tank 2005 as shown on the Second Amended Schedule C attached hereto and incorporated herein by this reference.

3.            No Other Modification. Nothing contained herein in any way impairs the Agreement or alters, waives, annuls, varies or affects any provision, condition or covenant therein, except as specifically set forth in this Amendment to the Agreement. All other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Terminaling Services Agreement as of the date first written above.

CENTER POINT TERMINAL COMPANY, LLC

By:	/s/ Kenneth E. Fenton
Kenneth E. Fenton
Executive Vice President

ENJET, LLC

By:	/s/ L. Peter Byler
L. Peter Byler
President

SECOND AMENDED SCHEDULE C

STIPULATED VOLUMES

Terminal	Stipulated Volume (barrels)	Initial Contract Term (estimated commencement 8-14-13)
Baton Rouge	711,242	5 Years
Galveston	439,900	5 Years
Total Stipulated Volumes	1,151,142